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                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-26041) pertaining to the PVC Container Corporation 1996 Incentive Stock Option Plan and in the related Prospectus of our report dated August 21, 1998, with respect to the consolidated financial statements and schedule of PVC Container Corporation included in the Annual Report (Form 10-K) for the year ended June 30, 1998.


                                          /s/ ERNST & YOUNG LLP

MetroPark, New Jersey
September 28, 1998